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                                                             Exhibit 10-G(6)


                                   AMENDMENT

In order to ensure that each plan identified in the attached list
(individually, the "Plan," and collectively, the "Plans") remains qualified under Section 401(a) of the Internal Revenue Code of 1986, and that any related trust remains tax-exempt under Section 501(a) of the Internal Revenue Code of 1986, each Plan is hereby amended as follows, effective January 1, 1994:

     In addition to other applicable limitations that may be set forth in the Plan and notwithstanding any other contrary provision of the Plan, the compensation taken into account under the Plan for any participant shall not exceed the amount specified in Section 401(a)(17) of the Internal Revenue Code for the plan year, adjusted for changes in the cost of living as provided in that section. The limit described in the preceding sentence shall apply only to the extent necessary to satisfy the requirements of Section 401(a)(17) of the Internal Revenue Code, as amended from time to time.

     If the dollar limit in effect under Section 401(a)(17) of the Internal Revenue Code for a plan year is lower than the limit (if any) that was in effect for the immediately preceding plan year, the reduced limit shall be effective with respect to contributions made or benefits accruing in plan years beginning after the effective date of the reduced limit; and, with respect to such contributions or benefits, the limit shall apply to all compensation, including compensation earned before the effective date of the reduced limit.

     This amendment shall be incorporated in the applicable provisions of the Plan through appropriate revisions to the Plan document.

IN WITNESS WHEREOF, Dana Corporation has adopted this amendment on this 21st
day of December, 1993.                                                  ----

                                                            For Dana Corporation

                                                            R. C. Richter
Witness:                                                    --------------

Mark A. Smith, Jr.
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